Exhibit 17

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous – 24 hours a day.

It’s Easy! Just follow these simple steps:

1. Read your proxy statement and prospectus and have your Proxy Card(s) at hand.

2. Call toll-free 1-[____-____-_____] or go to website: www.___________.com/[proxy]

3. Enter the [ ]-digit number located in the shaded box from your Proxy Card(s).

4. Follow the recorded or on-screen directions.

5. Do not mail your Proxy Card(s) when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	PROXY

ROBECO BOSTON PARTNERS INTERNATIONAL EQUITY FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 17, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE RBB FUND, INC.

The undersigned revoking previous proxies, hereby appoint(s) [______________________, ________________________, and ____________________________], with full power of substitution in each, to vote all the shares of beneficial interest of Robeco Boston Partners International Equity Fund (the “Fund”) which the undersigned is (are) entitled to vote at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held at 103 Bellevue Parkway, Wilmington, Delaware 19809, on September 17, 2014, at 5:00 p.m., Eastern Time, and at any adjournment(s) of the Meeting. All powers may be exercised by a majority of all proxy holders or substitutes voting or acting, or, if only one votes and acts, then by that one. Receipt of the Proxy Statement and Prospectus dated August 1, 2014, is hereby acknowledged. If not revoked, this proxy shall be voted for the proposal(s) included in the Proxy Statement and Prospectus.

VOTE VIA THE INTERNET: www.[_________].com/[proxy]

VOTE VIA THE TELEPHONE: 1-[____-____-_____]

Note: Signature(s) should agree with the name(s) printed herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature(s)

Signature(s)

Date                                                              [______________]

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

SPECIFY YOUR DESIRED ACTION BY A CHECK MARK IN THE APPROPRIATE SPACE. THIS PROXY WILL BE VOTED IN FAVOR OF (FOR) THE PROPOSAL IF NO SPECIFICATION IS MADE BELOW. AS TO ANY OTHER MATTER, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example: ■

To approve an Agreement and Plan of Reorganization between The RBB Fund, Inc. on behalf of the Robeco Fund and John Hancock Disciplined Value International Fund, a new series of John Hancock Investment Trust (the “Acquiring Fund”). Under this agreement, the Robeco Fund would transfer all of its assets to the Acquiring Fund in exchange for corresponding shares of the Acquiring Fund. These shares would be distributed, as described in the accompanying proxy statement and prospectus, proportionately to you and the other shareholders of the Robeco Fund, in redemption of and in exchange for the shares of the Robeco Fund. The Acquiring Fund would also assume all of the Robeco Fund’s known liabilities.

FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE VOTE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE

[__________]